UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2012

Xenonics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-32469	84-1433854
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3186 Lionshead Avenue Carlsbad, California	92010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 477-8900

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On March 20, 2012, Xenonics Holdings, Inc. (the “Company”) entered into a Loan Agreement dated March 19, 2012 (the “Loan Agreement”) with Harvey Blitz, and the Company delivered to Mr. Blitz a Promissory Note dated March 19, 2012 (the “Note”) in the principal amount of $500,000. Pursuant to the Loan Agreement and the Note, the Company borrowed $500,000 from Mr. Blitz (the “Loan”). Repayment of the Loan is secured by a first lien security interest in all of the Company’s assets. Repayment of the full amount of the Loan is due no later than December 31, 2012, and is subject to earlier repayment upon the Company’s receipt of purchase orders. A total of $50,000 of interest must be paid on the Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenonics Holdings, Inc.

March 23, 2012	By:	/s/ Richard S. Kay
Name: Richard S. Kay
Title: Chief Financial Officer

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